Exhibit 10.28

                                LICENSE AGREEMENT

     THIS AGREEMENT by and between Richard C. Roos and Richard A. Hansen of Benton City and Richland, WA, with their principal place of business located at 39323 W. Kelly Benton City WA, hereinafter referred to as "the Inventors", and American Soil Technologies, Inc., having its main office at 1224 Montague Street, Pacoima, CA 91331, hereinafter referred to as "the Licensee".

WHEREAS, Inventors have invented and manufacture unique polyacrylamide polymer products called "Sircle Saver" and "Soil Saver" for use in the agriculture, irrigation and water clarifying industries;

WHEREAS, Licensee is in the business of marketing and distributing products related to those manufactured by Inventors;

WHEREAS, Inventors desire to grant and Licensee desires to acquire, exclusive rights to market and distribute Inventors' certain polyacrylamide polymer products for use in the agriculture, irrigation and water clarifying industries called "Sircle Saver" and "Soil Saver", together with all modifications and improvements thereto (hereinafter referred to as "the Invented Products, Products or Invention"); ;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

                                   1. LICENSE

1.1 Grant

     Inventors hereby grant to Licensee, and Licensee hereby accepts from Inventors, an exclusive license to market and distribute the Invention (the "License"). The License includes an exclusive license under the Patent Application and Patents relating to the Invention. The License includes the right to grant sublicenses without approval of the Inventor, on any terms deemed necessary or proper by Licensee, subject only the terms of this Agreement. The scope of the License includes the United States of America and all foreign countries ("Territory")and is not geographically limited.

     The Inventors may continue to directly market and sell Products to persons and entities for the use and consumption of said customers and not for resale. Inventors may also distribute Products through distributors identified in Schedule A
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1.2 Term

     The term of the License shall commence on the date the License Agreement is signed by all parties, and will continue for ten years, with one additional five year extensions option, which may be exercised so long as the Licensee is not in default hereunder, meets the quotas as set forth below and this Agreement has not been terminated as herein provided.

1.3 Trademarks and Trade Names

     During the term of this Agreement, Inventors grant to Licensee a license to reproduce trademarks and trade names, if any, of Inventors as necessary for the sole purpose of allowing Licensee to fully promote and market the Products pursuant to the terms of this Agreement. Any and all trademarks and trade names associated with the Products created by the Licensee are and shall remain the exclusive property of the Licensee. If, during the term of this Agreement, a trademark registration is to take place in the Territory, all rights shall belong to the Inventor, although Licensee shall bear the costs for such registration. Whenever Licensee employs any trademark of Inventors to be used in any form of printed material, Licensee shall place an asterisk immediately after and slightly above the first use of the trademark referring to a footnote reading "Trademark of Inventors." Licensee shall deliver to Inventors all Licensee's promotion and advertising material for Inventors' review, prior to such promotion or advertising utilizing any of Inventors' trademarks or trade names. Licensee agrees not to use any promotion or advertising that Inventors finds unsuitable in their reasonable discretion. Upon the termination of this Agreement for any reason, Licensee shall thereupon be deemed to have assigned all Trademarks associated with the Products to Inventors.

1.4 Authority

     Licensee is an independent legal entity, and the relationship between Licensee and Inventors is entirely based on Licensee's purchasing and selling Inventors' products for Licensee's own account. Licensee shall have no authority whatsoever to bind or represent Inventors in any respect. Nothing contained herein shall be deemed to create a partnership between the parties or the relationship of principal and agent.

1.5 Manufacturing

     The manufacturing rights of Products are not transferred to the Licensee and shall remain the exclusive right of the Inventors or their assigns. Licensee may only market and sell Products manufactured by Inventors.

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                             2. LICENSEE OBLIGATIONS

2.1 Marketing Efforts

     Licensee agrees to use its best efforts to promote the sale of the Products in the Territory on the maximum possible scale by all usual and customary means and to act loyally to Inventors in all matters involved in this Agreement. In addition, Licensee agrees to:

     (a) provide Inventors with all sales budgets on or before each March 31st during the term of this Agreement, outlining the quantities of Products to be sold/purchased during the next calendar year;

     (b) Licensee shall control and direct the preparation and prosecution of all Patent Applications through Licensee's patent counsel and shall pay for costs and expenses of each Patent Application.

     (c) Describe itself as a Licensee for Inventors in the Territory in all commercial documents relating to the Products;

     (d) Inform Inventors immediately of any changes in Licensee's organization or method of doing business which might affect the performance of Licensee's duties hereunder; and

     (e) Keep Inventors fully informed at all times of the market conditions, competitive products and prices, and other facts material to the marketing of the Products in the Territory.

     (f) Provide Inventors with a report on a quarterly basis separately stating the numbers of Products sold.

2.2. Initial Patent Application

     Licensee shall promptly cause a patent application relating to the Invention to be prepared and filed with the United States Patent and Trademark Office ("Patent Applications"), and shall diligently prosecute the same. The Patent Application shall be filed in the name of Richard C. Roos and Richard Hansen as the inventors. Licensee shall control and direct the preparation and prosecution of all Patent Applications through Licensee's patent counsel and shall pay for the costs and expenses of each Patent Application. Inventor shall fully and completely cooperate with Licensee in the preparation, filing and prosecution of any Patent Application.

     Licensee's failure to successfully prosecute the initial patent application within two years of the execution of this Agreement will be regarded as a default hereunder, entitling Inventor to terminate this Agreement for default.

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2.3. New Patent Applications

      Whenever it deems it necessary or proper to do so, Licensee shall be entitled to cause a patent application relating to any new aspects or otherwise unpatented aspects of the Invention to be prepared and filed with the United States Patent and Trademark Office ("Patent Applications"). Each Patent Application shall be filed in Inventor's name as the inventor. Licensee shall control and direct the preparation and prosecution of all Patent Applications through Licensee's patent counsel and shall pay for the costs and expenses of each Patent Application. Inventor shall fully and completely cooperate with Licensee in the preparation, filing and prosecution of any Patent Application. This Section 2.3 shall also apply to any and all continuation, continuation-in-part, divisional and reissue patent applications, which in whole or in part or directly or indirectly, are based upon or claim any priority from the Licensed Patents or any Patent Application. The decision to file any such continuation, continuation-in-part, divisional or reissue patent application shall rest solely with Licensee. If Licensee declines to file a continuation, continuation-in-part, divisional and reissue patent applications, it shall be treated as a declined application under Paragraph 2.5.

2.4. Improvements.

     Licensee may file with the United States Patent and Trademark Office additional patent applications claiming any improvement, enhancement or variation of the Invention. Licensee shall control and direct the preparation and prosecution of such patent applications through Licensee's patent counsel and shall pay for the costs and expenses of such patent applications. Inventor shall cooperate with Licensee in the preparation, filing and prosecution of such patent applications. Ownership of such patent applications and any patents issuing therefrom shall be in the name of Inventor.

2.5. Foreign Patent Applications.

     Licensee may file in any foreign countries patent applications claiming the Invention, including any improvements, enhancements or variations thereof. Licensee shall control and direct the preparation and prosecution of such patent applications through Licensee's patent counsel and shall pay for the costs and expenses of such patent applications. Inventors shall cooperate with Licensee in the preparation, filing and prosecution of such patent applications. Ownership of such foreign patent applications and any foreign patents issuing therefrom shall be in the name of Inventors but subject to this Agreement. The provisions of this Section 2.5 apply to any existing foreign patent applications that may have been made by Inventors prior to the date of this Agreement.

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2.6. Declined Applications.

     If Licensee declines to file a patent application within the scope of
Section 2.3, 2.4, or 2.5 above within three (3) years of the date of this Agreement, Inventors may do so at their cost and expense. In such event, any patent issuing from the application declined by Licensee shall not be deemed a Licensed Patent or included within the License. Licensee shall have no obligation or responsibility with respect to such declined application or declined patent.

2.7. Abandonment of Applications.

     Licensee may abandon or otherwise cease to prosecute or maintain any patent application within the scope of Sections 2.3, 2.4, or 2.5. Prior to such abandonment, Licensee shall give notice of its intent to abandon to Inventors and Inventors may, at their cost and expense, assume control of and responsibility for the patent application in question and continue to prosecute and maintain such application. Any patent issuing from an application abandoned by Licensee shall not be deemed a Licensed Patent or included within the License, and Licensee shall have no right to market or sell products described in said patent applications. Licensee shall have no obligation or responsibility with respect to any such application abandoned by them.

2.8 Non-Competition

     During the term of this Agreement, Licensee shall not, directly or indirectly, distribute in the Territory, Products purchased from any person or entity other than Inventors. In addition, the Licensee shall not, directly or indirectly, market, sell, manufacture or distribute in the Territory, products which compete with the Products under this Agreement, unless otherwise agreed by the parties hereto. This provision is not to be interpreted in a way that would prevent Licensee from distributing in the Territory those polyacrylamide polymer products applied in granular or liquid form.

2.9 Prohibited Practices

     Licensee agrees not to pledge, in any manner, the credit of Inventors nor to receive any money on behalf of Inventors nor to make any contracts or commitments on behalf of Inventors nor to make any warranties or other representations regarding the Products other than those authorized by Inventors in writing.

2.10 Insurance

         Licensee covenants and agrees to provide, at its expense, during the term of this Agreement a comprehensive general liability insurance policy ("liability policy"), including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's

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coverage, completed operations, products liability and personal injury coverage of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence for bodily or personal injury (including death) and property damage, protecting Inventor, its agents, and Licensee against any liability whatsoever occasioned by any occurrence arising from the marketing, sale and use of the Invention.

     Said liability policy shall name Inventor as an additional insured, and shall provide primary coverage in the event Inventor provides any additional liability policy of its own. Said liability policy is to be written by a good and solvent insurance company licensed to do business in the State of Washington and that is satisfactory to Inventor, and must contain endorsements requiring written notice to Inventor thirty (30) days prior to any cancellation or reduction in the amount of coverage. A copy of said liability policy will be provided to Inventor immediately upon its execution.

     The parties each agree that, to the extent of payments made or received under such or other policies of insurance, they hereby waive claims of subrogation against the other, if allowable by insurance carrier without voiding coverage.

     Licensee's failure to provide and keep in force the aforementioned insurance policies will be regarded as a default hereunder, entitling Inventor to exercise any and all of the remedies provided in this Agreement for default.

                              3. SALES AND SUPPORT

3.1 Licensee Prices

     Inventors shall establish the prices to be charged to Licensee for each Product (the "Licensee Costs"). The current Licensee Costs are set forth in Schedule "B" attached hereto. Inventors shall have the right, in their sole discretion, to increase or decrease the Licensee Costs upon one month's written notice to Licensee if based upon an increase of fixed or overhead cost as provided herein. Inventors may increase Licensee Costs in amounts equal to increases in costs of labor, materials, transportation and insurance. In addition, Licensee Costs may be increased by the amount of actual increases of overhead expenses up to a maximum of the CPI Index percentage change for all costs as published by the United States Department of Labor (CPI-U, US City Average, All Items) during the period passing since the last overhead cost increase. All Licensee Cost increases must be supported by the appropriate documents as requested by the Licensee. Cost increases or decreases will not affect orders already accepted by Inventors.

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3.2 Licensee Orders

     Licensee shall place written orders with Inventors on or before the 15th of any calendar month, covering quantities to be delivered during the next three month's period. The quantity ordered for delivery for the first month shall be firm. The quantity ordered for delivery for the second month shall be firm with respect to eighty percent (80%). The quantity ordered for delivery for the third month shall be firm with respect to fifty percent (50%). Payments shall be made in 30 days from delivery. If Licensee fails to make payment when due, Inventors may give written notice to Licensee demanding payment and declaring Licensee to be in default if Licensee fails to pay the amount due within 30 days of the date of the notice.

3.3 Security Interest

     Licensee grants to Inventor a purchase money security interest in all Products sold to secure Licensee's payment obligations. Such security interest is retained until Licensee's payment obligations are satisfied in full. Inventors may file this Agreement or financing statements pursuant to the Uniform Commercial Code or other applicable law to evidence or perfect Inventors' security interest. Licensee agrees to execute any additional documents Inventors deems necessary to perfect any such security interest. Upon termination of this Agreement, Inventors agrees to release such security interest for all Products for which payment has been received.

3.4 Sales Quotas

     During thefirst year of the initial term of this Agreement, there shall be no sales quotas. For subsequent years Licensee shall have the following quotas of units purchased from Inventors: During the second, third, fourth and fifth years of initial term of this Agreement, the quota shall be twenty percent (20%) more than the number of units purchased by Licensee during the immediately preceding year, up to the fixed quota set forth below. Thereafter, there shall be a fixed quota of 100,000 units per year for the balance of the initial term and for the renewal term. In the event that Licensee does not meet the quota, Inventors may terminate the License granted under this Agreement, effective upon the last day of the annual term for which the quota was not met.

3.6 Financing

     Licensee, and not Inventors, shall be solely responsible for all risk of nonpayment for Products distributed on credit.

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3.7 Taxes and Licensing

Licensee shall:

     (a) pay all customs, import, excise, sales, and other similar duties and taxes payable in respect of the Products shipped to Licensee.

     (b) obtain any licenses, authorizations, permissions, and other documents, and comply with all formalities in a state for the import, export, distribution, sale and/or other disposal of the Products in and from each state.

3.8 Technical Support

     The Inventors shall, shall provide such technical support to the Licensee during the term of this Agreement as reasonably requested by the Licensee, and agreeable to both parties.

3.9 Purchase of polyacrylamide.

     The Inventors and/or those designated by them as the manufactures shall purchase the polyacrylamide needed to manufacture the Invented Products from the Licensee as long as the licensee sells said product to the Inventors or their designees at the same wholesale price the Licensee may sell to other dealers in like quantities. If Licensee charges a greater price, Inventor may thereafter purchase the polyacrylamide from any source.

                          4. DELIVERY AND RISK OF LOSS

4.1 Delivery

     Inventors shall ship the Products ordered by Licensee within the normal shipping schedule established by Inventors from time to time, but cannot guarantee a specific shipment date. Accordingly, Inventors' sole obligation to Licensee shall be to ship Products as promptly as reasonably practicable.

4.2 Risk of Loss

     Delivery shall be made F.O.B. Inventors plant. Possession of and title to all Products ordered hereunder, excepting Inventors security interest therein, shall be deemed to pass to Licensee upon delivery to the common carrier at the point of shipment. Licensee shall thereupon assume all risk of loss or damage, except for any loss resulting from the negligence of Inventors. Transportation charges and cost of insurance, which may be incurred, shall be added to the Licensee Price for each Product and shall be paid by Licensee.

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4.3 Inspection

     Licensee shall inspect all Products immediately upon arrival and shall, within seven calendar days of arrival, give written notice to the common carrier and Inventors of any claim for damages or shortages. Licensee shall give written notice to Inventors within ten (10) calendar days of arrival that any Product does not conform with the terms of this Agreement. If Licensee fails to give any such notice, the Products shall be deemed accepted for all purposes of this Agreement.

                     5. WARRANTY AND LIMITATION OF LIABILITY

5.1 Warranty.

     Inventors warrants (i) that Inventors' performance pursuant to this Agreement does not violate any agreement between Inventors and any third party and (ii) , with respect to agricultural and irrigation uses only, that to Inventors' knowledge, without Inventors making any investigation into such matter, the Products do not infringe any outstanding patent rights of a third party in the Territory. Inventors' warranty with regard to Section 5.2(ii) below extends only to the Products themselves, and not to the use of the Products by the Licensee. To the extent Licensee resells any of the Products in other than an original unopened container (including without limitation containers opened solely for purposes of sampling such Products to make sure that they meet the agreed upon specifications for such Products), Inventors shall not be liable for claims of patent infringement based upon the sale or use of such Products or the manufacture, sale or use of any material containing such Products.

 Inventor further represents and warrants to Licensee that:

     (a)  Inventors conceived the Invention;

     (b) Inventors are the actual and rightful owners of the Invention and all patent rights and other intellectual property law rights therein;

     (c) no other person or entity has any rights, interest or title in or to the Invention (including patent rights thereto);

     (d) the Invention (including patent rights thereto) is not subject to any mortgage, lien, encumbrance or defect in title;

     (e). Inventors have not entered into any license, obligation, assignment, contract or understanding in conflict with this Agreement,

     (f) the Invention and the rights thereto are not subject to any dispute, arbitration or litigation.

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5.2.1 Quality; Remedies for Nonconforming Product.

     Inventors warrants that the Products sold hereunder shall be in compliance with the specifications agreed upon from time to time by the parties hereto and set forth in the certificate of compliance stating that the Products delivered are consistent with Inventors' formulation and specifications (the "C of C") accompanying each order of the Products. Inventors makes no other warranty of any kind, express or implied, and makes NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. A C of C shall accompany each shipment of Products to Licensee. Licensee covenants that it shall fully comply with all label directions for the handling, storage, possession, resale or use of the Products sold hereunder and Licensee agrees that it shall indemnify and hold Inventors harmless from all claims (including, without limitation, attorneys' fees) of personal injury or property damage resulting from any product liability claim, whether based upon any theory, including strict liability, negligence, gross negligence, recklessness or willful misconduct on the part of Licensee or from any failure of Licensee to comply with the terms of this covenant. Claims on account of weight, loss of or damage to Product shall be waived unless made in writing within ten (10) days from the date of delivery to Licensee and prior to the mixing, blending, converting or other destruction of the identity of the goods.

     Upon written notice of nonconformity of any Product, Inventors shall have the right to cure said nonconformity within a commercially reasonable time even though the time for delivery has expired. LICENSEE'S REMEDIES FOR BREACH OF WARRANTY BY INVENTORS SHALL BE LIMITED TO OBTAINING CONFORMING PRODUCT FROM INVENTORS OR THE CREDITING OF LICENSEE'S ACCOUNT WITH INVENTORS FOR ANY AMOUNTS LICENSEE MAY ALREADY HAVE PAID FOR NONCONFORMING PRODUCT. Inventors shall determine at its sole discretion which remedy it shall provide in a given situation.

5.3 Limitation of Liability

UNDER NO CIRCUMSTANCES SHALL INVENTORS BE LIABLE TO LICENSEE OR ANY CUSTOMER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OPERATION OF THE PRODUCTS, EVEN IF INVENTORS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL INVENTORS HAVE ANY LIABILITY WHATSOEVER FOR ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR THEIR PERFORMANCE IN EXCESS OF THE TOTAL LICENSEE PRICES PAID BY LICENSEE HEREUNDER DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE FILING OF SUCH CLAIM.

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                                 6. TERMINATION

6.1 Termination on Notice

     Inventors shall have the right to terminate this Agreement immediately upon notice to Licensee if: (a) Licensee becomes insolvent or party to any bankruptcy or receivership proceedings or makes an assignment for the benefit of creditors;
(b) Licensee fails to comply with the confidentiality and ownership provisions of this Agreement; (c) Licensee fails to procure and maintain insurance as required under the Agreement, (d) Licensee fails to successfully prosecute the Initial Patent Application within two years of the execution of this Agreement;
(e) Licensee fails to pay for Products purchased hereunder in a timely manner, and has failed to cure within 30 days of receipt of notice of default; or (f) Licensee fails to meet quotas in any geographical area three consecutive years. Either party shall have the right to terminate this Agreement upon thirty (30) days prior written notice, if within such thirty (30) day period a default or material failure of any of the provisions of this Agreement is not cured.

6.2 Obligations Upon Termination or Expiration

     Licensee expressly agrees that termination according to this Agreement shall not cause Inventors to reimburse or pay Licensee in any way for loss of profits, investments made or for like causes. Upon termination or expiration of this Agreement for any cause, Licensee shall immediately cease representing itself as a Licensee of the Products.

                    7. CONFIDENTIALITY AND PROPRIETARY RIGHTS

7.1 Confidential Information

     Licensee acknowledges that in the course of dealings between the parties, Licensee will acquire information about Inventors, their business activities and operations, their technical information and trade secrets, all of which are highly confidential and proprietary to Inventors (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public, or information independently developed outside the scope of this Agreement. Licensee shall hold all such Confidential Information in strict confidence and shall not reveal the same except pursuant to a court order or equivalent arbitration tribunal order. The Confidential Information shall be safeguarded by Licensee with at least as great a degree of care as Licensee uses to safeguard its own most confidential materials or data relating to its own business. The provisions of this paragraph shall survive the termination of this Agreement.

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7.2 Proprietary Rights

     Licensee acknowledges and agrees that the Products, including without limitation, , the specific design and structure of individual Products and their interaction, as well as other design rights and know-how related to the Products are and shall remain the sole and exclusive property of Inventors and shall not be sold, used, revealed, disclosed or otherwise communicated, directly or indirectly, by Licensee to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title to or ownership of the industrial or intellectual property rights in or to the Products, or any part thereof, or any aspect related to or trade secret involved with the Products is hereby transferred to Licensee. In addition, Inventors retains all rights to modifications and changes made to the product design or construction. Licensee shall not adapt copyrightable aspects of the Products in any way or use them to create a derivative work. It is expressly understood that no title to or ownership of any aspect of the Products, or any part thereof is hereby transferred to Licensee.

7.3 Specific Remedies

     If Licensee commits a breach of any of the provisions of paragraphs 7.1 or
7.2 above, Inventors shall have, in addition to all other rights in law and equity, (a) the right to have such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to such party and that money damages will not provide an adequate remedy and (b) the right to require Licensee to account for and pay Inventors all compensation, profits, monies, accruals, increments or other tangible benefits (collectively "Benefits") derived or received as the result of any transactions constituting a breach of any of the provisions of this Article 7, and Licensee hereby agrees to account for and pay such Benefits.

                               8. INDEMNIFICATION

     Licensee agrees that it will sell, handle, store, transport and use, or apply the product in a safe and reasonable manner, and in strict conformance with due diligence and care, consistent with applicable law, and that Inventors shall not be liable for any loss, damage or injury to any person or property occurring after delivery of the product by Inventors to Licensee. Licensee agrees that it shall indemnify and hold Inventors harmless from and against all claims, damages, losses, and expenses, including legal fees, arising out of or resulting from the sale, handling, storage, transport, use or application of the product by Licenseeby its employees, agents, customers, or anyone for whose actions any of them may be liable.

     Inventors agree that it will manufacture the product(s) in a safe and reasonable manner, and in strict conformance with their specifications therefor, and that Licensee shall not be liable for any loss, damage or injury to any person or property occurring after delivery of the product by Inventors to

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Licensee based upon improper manufacturing. Inventors agree that they shall indemnify and hold Licensee harmless from and against all claims, damages, losses, and expenses, including legal fees, arising out of or resulting from the manufacturing of the product(s), by them or their employees, agents, customers, or anyone for whose actions any of them may be liable.

                            9. INVENTORS DECLARATION

     Inventors have no actual knowledge of any present claim by any third party that the import and/or sale of the Products may infringe any patent, registered designs, trademarks, copyright, or similar rights existing or registered in any of the countries in the Territory. Inventors declare to the best of their knowledge that the sale and use of the Products shall not involve infringement of any third party's intellectual property right. Inventors does not make any further warranty, either express or implied, under statutes or common law in respect of any patents, registered designs, trademarks, copyrights, or similar rights of third parties.

                                   10. GENERAL

10.1 Force Majeure

     A party to this Agreement shall not be responsible or liable to the other party if the first party is prevented, hindered or delayed by reasons of any force majeure circumstances to perform its contractual obligations according to this Agreement. In this clause, "force majeure circumstances" shall mean any war, riot, social disturbance, act of God, strike, lockout, trade dispute or labor disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen or materials or transportation, or any other circumstances whatsoever outside the control of the party.

10.2 Governing Law and Arbitration

     The construction, validity, and performance of this Agreement shall be governed in all respects by the laws of the State of Washington. Any dispute arising out of or in connection with this Agreement shall be settled exclusively and finally by arbitration conducted in accordance with the laws governing arbitration by agreement. All limitations of liability set forth in this Agreement, including but not limited to the limitations set forth in Article 5 hereof, shall be binding and given full force and effect in any such arbitration. The arbitration shall be conducted by three (3) neutral arbitrators who are selected by agreement of the parties from the list of qualified arbitrators in the community. The arbitrators shall be selected within a period of thirty (30) days after the date either party hereto receives from the other a written demand for arbitration. Should the parties fail to agree on the choice of arbitrators within such thirty (30) day period, the arbitrators shall be

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appointed by a judge of a court of competent jurisdiction. Judgment may be entered upon any award rendered by the majority of the arbitrators in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the agreement of the parties hereunder to submit disputes to binding arbitration, Inventors shall not be required to resort to arbitration in the event of a breach by Licensee of the terms in Article 7 hereof, but shall be entitled to resort to the applicable court for any equitable relief available for the redress of the breach thereof, including, but not limited to, injunctive and interlocutory relief.

     In the event suit is brought or arbitration initiated for the recovery of any sums due under this Agreement or for the breach of any covenant or condition of this Agreement or for a declaration of rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and all costs incurred in connection therewith.

10.3 Independent Contractors

     Licensee acknowledges that it is not, and shall not hold itself out as, a joint venturer, franchisee, partner, employee, servant, representative or agent of Inventors. It is expressly agreed that the parties hereto are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of any other party for any purpose. This Agreement shall not be construed as authority for any party to act for another party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of another party except to the extent and for the purposes expressly provided for herein.

10.4 Non-Solicitation

     Unless otherwise mutually agreed to by the parties in writing, each party agrees not to hire or to solicit the employment of any personnel of the other party.

10.5 Notices

     Any notice required to be given hereunder shall be deemed given if in writing and personally delivered or actually deposited in the United States mail in registered or certified form, return receipt requested, postage pre-paid, and addressed to the notified party at the address set forth above or as changed by written notice.

10.6 Assignment

     This Agreement and the rights granted hereunder may not be assigned by either party without the prior written consent of the other, except that Inventors may assign this Agreement without the written consent of Licensee to a parent company, subsidiary, affiliate or a purchaser of all or substantially all of Inventors' rights in the Products.

10.7 Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

10.8 Waiver

     No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

10.9 Entire Agreement

     This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date herein set forth.


     INVENTORS                                LICENSEE


     /s/ Richard C. Roos                      American Soil Technologies, Inc
     --------------------------
     Richard C. Roos

     Date                                     By /s/ Carl P. Ranno
         ----------------------                 ----------------------------
                                                Carl P. Ranno, Its President/CEO

     /s/ Richard A. Hanson                    Date  February 18, 2005
     --------------------------                   --------------------------
     Richard A. Hanson


     Date
         ----------------------

CONSENTED TO BY                              , THE SPOUSE OF RICHARD C.  ROOS:


     Date:
         ----------------------               ----------------------------



CONSENTED TO BY                               , THE SPOUSE OF RICHARD A. HANSEN:


     Date:
         ----------------------               ----------------------------

                                   EXHIBIT "A"

                                  DISTRIBUTORS

Bill Shurtliff
1898 North 2100 East
Hamer, ID 83425
Bill's area will be Eastern Idaho, Pocatello and north.


Gary McCourt
Western Farm Services
P.O. Box 2467 Pasco, WA 99302
Gary McCourt does business in Washington and NE Oregon.

                                   EXHIBIT "B"

                              HRE Enterprises, Inc.
                    Sircle Saver/Soil Saver - Price List 2005

Price is adjusted based on a monthly order volume of 2,000 units.


                                       5# Unit             2.5# Unit
                                      Price Each          Price Each
                                      ----------          ----------
Monthly order volume > 2,000 units      $18.55              $ 9.80

Monthly order volume < 2,000 units      $19.05              $10.30